EXHIBIT 10.1

ACQUISITION AGREEMENT

This acquisition agreement (the “Acquisition Agreement”) is entered into as of the 10th day of January 2017 and is effective as of the 2nd day of January, 2017 (the “Effective Date”),

BY AND BETWEEN

(1)	Rosellini Scientific, LLC, a limited liability company formed under the laws of the State of Texas, United States of America, having its registered office at 2820 Lynn Dell Tool, Dallas, Texas 75143, United States of America, registered with the Texas Secretary of State, Division of Corporations under number 46.0827294, represented for the execution of the present agreement by the undersigned person(s) being duly authorized and fully empowered for that purpose (the “Grantor”); and

(2)	Nexeon Medsystems Europe, S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 33, rue du Puits Romain, L-8070 Bertrange, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies register under number B 210009, represented for the execution of the present agreement by the undersigned person(s) being duly authorized and fully empowered for that purpose (the “Grantee”),

AND IN THE PRESENCE OF

Nexeon Medsystems Belgium S.p.r.l., a company incorporated under the laws of Belgium, having its registered office at Rue du Bois St-Jean 15/1 4102 Seraing, Belgium, registered with the Belgian Companies Register (BCE) under number 0525.673.682, represented for the execution of the present agreement by the undersigned person(s) being duly authorized and fully empowered for that purpose (“BelCo”).

The Grantor and the Grantee are hereafter referred to collectively as the “Parties” or individually referred to as a “Party”.

PREAMBLE

WHEREAS the Grantor and the Grantee, which is a wholly-owned subsidiary of Nexeon Medsystems, Inc., a Nevada corporation, are part of the Nexeon group of companies (the “Group”) that is currently being restructured in order to achieve a more efficient and cost effective Group structure (the “Restructuring”);

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WHEREAS the Grantor is the sole shareholder owning 107,154 (one hundred seven thousand one hundred fifty-four) shares of Belco having a par value of EUR 1.- (one euro) each in the share capital of BelCo (the “Shares”);

WHEREAS the Grantor wishes to grant to the Grantee the exclusive and irrevocable right to purchase the Shares upon the terms and conditions set forth herein (the “Right to Purchase”), and the Grantee desires to accept the Right to Purchase in consideration for the payment of an amount of USD 1,000 (one thousand United States dollars) (the “Acquisition Price”);

WHEREAS in view of the Restructuring the Grantee shall have the right to exercise the Right to Purchase at any time during the period commencing as of the date hereof and terminating on 31 December 2017 (the “Acquisition Period”); and

WHEREAS, in the event the Grantee timely exercises the Right to Purchase, this Acquisition Agreement shall be automatically deemed converted into and considered a share transfer agreement (the “Share Transfer Agreement”) for the purchase, by the Grantee from the Grantor, of the Shares, on the terms and conditions herein set forth herein (the “Share Transfer”).

NOW THEREFORE,

IN CONSIDERATION of the mutual agreements herein set forth, and other valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

GRANT OF RIGHT TO PURCHASE

1.	In consideration of the payment by Grantee to Grantor of the Acquisition Price, the Grantor hereby grants to the Grantee, and the Grantee hereby accepts, the exclusive and irrevocable Right to Purchase pursuant to the terms, covenants and conditions set forth herein. By signing the present Acquisition Agreement the Grantor hereby acknowledges having received the Acquisition Price.

ARTICLE II

TERM AND MANNER OF EXERCISE OF RIGHT TO PURCHASE

2.1.	The Right to Purchase shall be exercisable by the Grantee at any time during the Acquisition Period upon a two (2) day prior written notice by Grantee to Grantor in accordance with the present Acquisition Agreement and prior to the expiration of the Acquisition Period. Such notice shall be made in writing.

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2.2.	If the Grantee elects to exercise the Right to Purchase, the consummation and closing of the Share Transfer (the “Closing”) shall take place at 10:00 a.m. (CET), on a date to be specified by the Parties, which shall not be earlier than two (2) business days (i.e. a day during which banks in Luxembourg are open for general business purposes) following the exercise of such Right to Purchase (the “Closing Date”) at the offices of Grantee, unless another date, place or time is agreed to in writing by the Parties hereto.

2.3	If the Grantee elects not to exercise the Right to Purchase on or before the last date of the Acquisition Period, the Right to Purchase and this Acquisition Agreement shall be deemed cancelled and terminated and thus be null and void and of no further force and effect. If the Grantee timely and validly exercises the Right to Purchase, this Acquisition Agreement shall automatically become and be deemed a Share Transfer Agreement on the terms and conditions herein set forth. Parties hereby irrevocably undertake, in case of Grantee’s timely exercise of the Right to Purchase, to prepare and sign all such documents and to do whatever is necessary under Belgian law, and any other applicable laws, in order to complete and implement the Share Transfer effective as of the Closing Date.

ARTICLE III

ACQUISITION PRICE

3.1.	In consideration for the Share Transfer, and any and all rights and benefits granted thereunder to the Grantee during the Acquisition Period, the Grantee shall pay to the Grantor by wire transfer of immediately available funds the Acquisition Price; provided, however, that the Grantee will be entitled to deduct and withhold or cause the Grantor to deduct and withhold any withholding taxes or other amounts required under the applicable laws to be deducted and withheld. To the extent that any such amounts are so deducted or withheld, such amounts will be treated for all purposes of this Acquisition Agreement as having been paid to the person or entity in respect of which such deduction and withholding was made.

3.2.	In the event the Grantee elects to exercise the Right to Purchase, the Acquisition Price will equal to and shall be considered the purchase price of the Shares (the “Purchase Price”) and shall be deemed to have been satisfied by Grantee to Grantor as of the date of this Acquisition Agreement.

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ARTICLE IV

TERMS OF THE SHARES TRANSFER

4.1.	In the event the Grantee elects to exercise the Right to Purchase, the Grantee shall purchase and acquire from Grantor, and the Grantor shall sell, transfer and convey to Grantee the Shares on the terms set forth in the present section.

4.2.	The Grantor shall sell, transfer and convey the Shares to Grantee with all its title, rights and interest in and to the Shares, including but not limited to any rights to receive payment(s) thereunder, in exchange for the Purchase Price, all this under the terms and conditions of this Acquisition Agreement.

4.3.	The Grantee shall purchase and acquire the Shares free and clear from any liens and encumbrances, whether known or unknown to the Grantor, together with all accrued benefits and rights attached thereto, in exchange for the Purchase Price, all this under the terms and conditions of this Acquisition Agreement.

4.4.	The Grantor and the Grantee agree to and confirm the Purchase Price to be considered paid per the terms and conditions as set forth herein.

4.5.	The Grantor shall execute and/or deliver all necessary documents and/or instruments of the transfer of the Shares and take all necessary steps and actions in order to make effective the Share Transfer to the Grantee on the Closing Date.

4.6.	In this respect, the Grantor unconditionally undertakes to cause the Grantee’s ownership of the Shares to be supported and evidenced by executing the relevant documentation and perform any necessary filings and registrations, as the case may be.

4.7.	The consideration to be paid by the Grantee to the Grantor for the sale, transfer and conveyance of the Shares from Grantor to Grantee shall be equal to the amount of the Purchase Price.

4.8	Upon the execution hereof Grantor shall cause to commence the performance of an audit of Belco for the financial years ending December 31, 2015 and ending December 31, 2016, respectively, and to be fully and unconditionally completed by April 15, 2017 at the latest. The Grantor shall be solely responsible and liable for any and all fees, costs and expenses associated with such audit. The audit shall be conducted in compliance with United States GAAP and PCAOB Standards along with any other requirements in conjunction with the financial reporting regulations as issued and applied by the U.S. Securities and Exchange Commission.

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ARTICLE V

TITLE

5.	The Grantor agrees that it will not create or cause to create any encumbrance, lien or other matter which would adversely affect or encumber title to the Shares during the term of this Acquisition Agreement and Acquisition Period without first securing the written consent of the Grantee.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE GRANTOR

6.1.	As an inducement to the Grantee to enter into and perform this Acquisition Agreement, the Grantor hereby represents and warrants to the Grantee as follows:

(i)            it is (a) duly organized, validly existing and in good standing under the laws of the State of Texas, and (b) is duly qualified to do business and in good standing in each jurisdiction it is qualified;

(ii)           it has legal right and full power and authority to grant the Right to Purchase as provided for herein and, should the Grantee decide to exercise the Right to Purchase, to agree to and with the Share Transfer;

(iii)         the execution, delivery and performance of the Right to Purchase by the Grantor and the consummation of the transactions contemplated hereby has been duly authorized by all corporate actions required on the part of the Grantor, and does not, and will not, violate any of its constitutional documents or any statutes, laws, orders, regulations, agreements, contracts or similar commitments to which the Grantor or any of its properties is subject;

(iv)          the Shares are in registered form and fully paid and non-assessable;

(v)           the Shares are legally and freely available and unencumbered for the creation of the Right to Purchase in favour of the Grantee and, should the Grantee decide to exercise the Right to Purchase, for the Share Transfer, with all rights and benefits attached thereto, including but not limited to the rights to receive payments thereunder;

(vi)          the Shares subject to the Right to Purchase are owned by the Grantor as the sole legal and beneficial owner thereof, are not subject to any pledge, lien, claim or other encumbrance of any kind, and are not subject to any restriction on transfer or assignment or by any statutes, laws, orders or regulations or any other condition that (a) will or may prevent or impede the creation of the Right to Purchase in favour of the Grantee, or (b) has not been fully disclosed to the Grantee in writing by the Grantor;

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(vii)        any and all necessary waivers, authorisations, consents and all necessary formalities, as the case may be, have been undertaken and/or obtained in order to allow the Grantor to grant the Right to Purchase; and

(viii)      any and all further formalities, as the case may be, shall be duly carried out by the Grantor in order to duly formalise the Right to Purchase and to render it effective anywhere and towards any third party to the extent this would be required or advisable.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE GRANTEE

7.1.	As an inducement to the Grantor to enter into and perform this Acquisition Agreement, the Grantee hereby represents, and warrants to the Grantor that:

(i)             it is (a) duly organized, validly existing and in good standing under the laws of the Grand Duchy of Luxembourg, and (b) is duly qualified to do business and in good standing in each jurisdiction in which it is qualified;

(ii)           the execution, delivery and performance of this Acquisition Agreement by the Grantee and the consummation of the transactions contemplated hereby has been duly authorized by all corporate actions required on the part of the Grantee, as the case may be, and will not violate its articles of association, statutes, laws, orders, regulations, agreements, contracts and similar commitments to which the Grantee or any of its properties is subject; and

(iii)         it has legal right and full power and authority to execute and deliver, and to exercise its rights and perform its obligations under this Acquisition Agreement;

ARTICLE VIII

COMMISSIONS

8.	The Grantor and the Grantee each hereby represents and warrants to each other that neither of them has dealt with any broker, finder, agent or any other person who might be entitled to a fee in connection with the purchase and sale of the Shares and that no fee or commission is due to any broker, finder, agent or other person in connection with this Acquisition Agreement or the sale and purchase of the Shares contemplated thereby. The Grantor and the Grantee each hereby indemnify the other and agree to hold the other harmless from and against any and all claims, demands, liabilities, losses, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising directly or indirectly out of any claim for a fee or commission due to any broker, finder, agent or any other person arising out of facts which contravene the warranties herein stated.

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ARTICLE IX

ASSIGNMENT AND SURVIVAL

9.1	Neither the Grantee nor the Grantor may assign this Acquisition Agreement or any of their rights hereunder for any purpose whatsoever without the prior written consent of the other party (which consent shall not be unreasonably withheld by either party) and any purported assignment without such consent shall be absolutely void and of no force and effect.

9.2	The respective representations and warranties of each of the contained herein or in any certificate or schedule delivered pursuant hereto shall expire with, and be terminated and extinguished on the Closing Date, and thereafter neither the Grantor nor the Grantee, nor any of their respective affiliates and subsidiaries, shall be under any liability whatsoever with respect to any such representation or warranty.

ARTICLE X

MISCELLANEOUS

10.1.	Entire Agreement. This Acquisition Agreement (including any exhibits and schedules hereto) contains the entire understanding of the Parties hereto with respect to the subject matter hereof, and no prior or contemporaneous written or oral agreement or understanding pertaining to any such matter shall be effective for any purpose. Time is of the essence with regard to this Acquisition Agreement.

10.2.	Attorneys’ Fees. Should any action be brought arising out of this Acquisition Agreement, including without limitation any action for declaratory or injunctive relief, the prevailing party shall be entitled to payment, reimbursement, settlement or compensation of reasonable attorneys’ fees and costs and expenses incurred in connection with any court case or proceeding under the provision of the present Acquisition Agreement or the relevant applicable law as described in the present Acquisition Agreement, and any judgment or decree rendered in any such actions or proceedings shall include an award thereof.

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10.3.	Binding Effect. The provisions of this Acquisition Agreement shall inure to the benefit of and be binding upon the Grantor and the Grantee and their respective successors and permitted assigns each of which such successors and permitted assigns will be deemed to be a Party hereto for all purposes hereof. Except as expressly provided herein, this Acquisition Agreement is for the sole benefit of the Parties and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any person or entity, other than the Parties and such successors and assignees, any legal or equitable rights hereunder.

10.4.	No Waiver. No waiver of any of the provisions of this Acquisition Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No waiver by any Party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party in exercising any right, power or remedy under this Acquisition Agreement will operate as a waiver thereof.

10.5.	Further Acts. Each party shall, at the request of the other, execute, acknowledge (if appropriate) and deliver whatever additional documents, and do such other acts, as may be reasonably required in order to accomplish the intent and purposes of this Acquisition Agreement.

10.6.	Counterparts. This Acquisition Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same agreement. This Acquisition Agreement may be executed by facsimile or pdf. signature, which in each such case shall constitute an original for all purposes.

10.7.	Amendments. This Acquisition Agreement may not be changed or modified except by an instrument in writing executed by the party asserted to be bound thereby.

10.8.	Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Acquisition Agreement must be in writing and must be delivered, given or otherwise provided:

(a)       by hand (in which case, it will be effective upon delivery);

(b)       by facsimile or electronic mail (in which case, it will be effective upon receipt of confirmation of good transmission); or

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(c)       by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the business day after being deposited with such courier service);

in each case, to the address set forth herein above.

Each of the Parties to this Acquisition Agreement may specify different address by giving notice in accordance with section 10.8 to each of the other Parties hereto.

10.9.	Headings. Any headings in this Acquisition Agreement are solely for the convenience of the parties and are not part of this Agreement.

10.10.	Governing Law and Jurisdiction. This Acquisition Agreement and the transaction(s) herein contemplated shall be construed in accordance with and governed by the laws of the Grand Duchy of Luxembourg. In case of dispute between the Parties the courts of and in Luxembourg will have jurisdiction to settle such dispute unless Parties, by common consent, desire to chose another court.

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IN WITNESS WHEREOF, the Grantor and the Grantee have executed this Acquisition Agreement on the day and year first above written in two originals, each Party acknowledging having received its own original.

Rosellini Scientific, LLC,

Signature:	/s/ William Rosellini
Name:	William Rosellini
Title:	Manager

Nexeon Medsystems Europe, S.à r.l.,

Signature:	/s/ William Rosellini
Name:	William Rosellini
Title:	CEO

AND FOR ACKNOWLEDGMENT PURPOSES:

Nexeon Medsystems Belgium S.p.rl.,

Signature:	/s/ William Rosellini
Name:	William Rosellini
Title:	CEO

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